Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(993,910)
Unrealized Gain (Loss) on Market Value of Commodity Futures	37,740
Dividend Income	59,852
Interest Income	203,733
ETF Transaction Fees	1,050
Total Income (Loss)	$(691,535)

Expenses
General Partner Management Fees	$38,842
Professional Fees	4,245
Brokerage Commissions	851
Directors' Fees and insurance	3,665
License fees	971
Total Expenses	$48,574
Net Income (Loss)	$(740,109)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/23	$80,345,466
Additions (150,000 Shares)	4,922,968
Withdrawals (50,000 Shares)	(1,786,068)
Net Income (Loss)	(740,109)

Net Asset Value End of Month	$82,742,257
Net Asset Value Per Share (2,450,000 Shares)	$33.77

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596